UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Chemed Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEADING PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS
CHEMED CORPORATION STOCKHOLDERS VOTE FOR ALL CHEMED NOMINEES ON THE WHITE PROXY CARD

CINCINNATI – May 18, 2009 – Chemed Corporation (NYSE:CHE) today announced that Glass Lewis & Co., a leading independent proxy advisory firm, recommends that Chemed stockholders vote FOR all of the Company’s director nominees at Chemed’s 2009 Annual Meeting of Stockholders to be held on May 29, 2009.

Chemed's CEO, Kevin J. McNamara, and Chairman, George J. Walsh, issued the following joint statement:

“We are pleased that Glass Lewis recommends that stockholders elect Chemed’s director nominees.  This recommendation reaffirms our strong belief that we have the right nominees to continue creating value for all stockholders by building on the Company’s proven track record of success while at the same time taking the appropriate steps to facilitate a separation of Chemed’s businesses when the time is right.  We strongly urge all Chemed stockholders to protect their investment by voting the WHITE proxy card today.”

In its May 15, 2009 report recommending the election of all Chemed nominees, Glass Lewis states*:

●	“[W]e do not believe the Dissident has made a compelling case against the Company’s board or management.”

●
“Furthermore, we see no reason to doubt the board’s assertion that a separation of the Company’s Vitas and Roto-Rooter businesses, while strategically compelling, is not advisable at this time due to market conditions.  Furthermore, we have found that the Company’s stock price has continued to outperform relevant indices in recent years.”

●
“In this case, the board appears open to a spin-off or similar separation transaction in the future, but believes that conducting such a transaction in the current market environment is risky and could impair shareholder value.”

In its analysis, Glass Lewis also notes*:

●
“[T]he Company has shown strong stock price performance, outperforming relevant indices in recent years.  During the two year period prior to the Dissident's public letter to the Company concerning a spin-off transaction (between closing on February 11, 2007 and February 11, 2009), the Company's stock price increased by approximately 7.4%, compared to declines of approximately 28.1% by the S&P Small Cap 600 Health Services Index and 42.0% by the S&P 500 Index (source: FactSet).”

●
“Moreover, the Company's operating performance has shown improvement in certain areas as well.  Between fiscal years 2007 and 2009, the Company's revenue and EBITDA increased by approximately 4.4% and 0.4%, respectively.  The Company reported net income from fiscal 2008 of approximately $72.1 million, compared to net income of approximately $62.8 million for fiscal 2007.  Additionally, the Company's return on assets ("ROA") and return on equity ("ROE") each increased between fiscal 2007 and 2008 (source: FactSet).”

Chemed’s Board unanimously recommends that stockholders follow the Glass Lewis recommendation and vote FOR all of the Company’s director nominees by voting the WHITE proxy card by telephone or via the Internet.  Chemed’s Board additionally unanimously recommends that stockholders discard any materials received from dissident hedge fund MMI Investments, L.P.

TIME IS SHORT AND YOUR VOTE IS IMPORTANT

To insure that your vote is represented at the meeting, we urge you to vote TODAY by telephone or via the Internet by following the simple instructions on the WHITE proxy card

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free:  (877) 825-8631
Banks and Brokers Call Collect:  (212) 750-5833

IMPORTANT
We urge you NOT to sign any Gold proxy card sent to you by MMI.
If you have already done so, you have every legal right to change your vote by using the WHITE proxy card to vote TODAY—by telephone, via the Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope previously provided.

Cravath, Swaine & Moore LLP is acting as legal advisor to Chemed and Lazard Frères & Co. LLC and J.P. Morgan Securities Inc. are acting as financial advisors.

* Permission to use quotations was neither sought nor obtained.

About Chemed
Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries: VITAS Healthcare and Roto-Rooter. VITAS is the nation’s largest provider of end-of-life hospice care, and Roto-Rooter is the nation’s leading provider of plumbing and drain cleaning services.

Forward Looking Statements
Certain statements contained in this press release or in other Chemed communications are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the United States Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

Important Information
Chemed filed with the SEC, on April 29, 2009, a definitive proxy statement in connection with its 2009 annual meeting, and is mailing the definitive proxy statement to its stockholders.  Investors and security holders are urged to read the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available) because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Chemed files with the SEC (when available) at the SEC’s website at www.sec.gov and Chemed’s website at www.chemed.com. In addition, the definitive proxy statement and other documents filed by Chemed with the SEC (when available) may be obtained from Chemed free of charge by directing a request to Chemed Corporation, Attn: Investor Relations, Chemed Corporation, 2600 Chemed Center, 255 East Fifth Street, Cincinnati, OH 45202-4726.

Certain Information Regarding Participants
Chemed, its directors and certain executive officers and employees are participants in the solicitation of Chemed’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Chemed’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, and its definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on April 29, 2009. To the extent holdings of Chemed securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge (when available) from the SEC’s website at www.sec.gov and Chemed’s website at www.chemed.com.

Contacts
David P. Williams Chemed Corporation 513-762-6901	Andy Brimmer / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449